EXHIBIT 99.1

Repros Holds Constructive Meeting With FDA Regarding Androxal(R) NDA Filing

  No New Clinical Studies Requested
  Environmental Impact Assessment Plan Will be Discussed With FDA Prior to NDA Submission
  Company to Host Conference Call on Friday, November 7, 2014, at 9 AM Eastern

THE WOODLANDS, Texas, Nov. 6, 2014 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today reported the outcome from its meeting with the FDA to discuss the Company's expected NDA submission.

Based on the data compiled to date, the FDA did not identify any additional clinical studies that would be required for filing the NDA. Although no specific request was made, the FDA stated that as a result of the recent Advisory Committee Meeting, cardiovascular risk is of particular interest and that additional safety studies could be required in the future.

The FDA advised that the Company's environmental assessment of Androxal® planned for the NDA should be discussed with appropriate Agency personnel prior to NDA submission. The Agency stated that due to their evolving interest in this class of chemicals this would be important to avoid late cycle approval delays, and the Company plans to engage in those discussions promptly.

Repros does not anticipate that an additional meeting will be held before submission of its NDA given the detailed guidance received and the subsequent response the Company will provide the Agency. Repros is confident that it will be able to address all concerns noted in the meeting and believes the discussions provided constructive guidance for the NDA filing. The Company will reassess submission timelines once it has discussed the environmental assessment requirements with appropriate Agency personnel.

Conference Call Details:

Time:	Friday, November 7, 2014 – 9:00 AM Eastern
Participant Dial-In Number	(Domestic): 877-407-8629; International: 201-493-6715

It is recommended that participants call in approximately 15 minutes prior to the start time of the conference call.

Replay Call Details:

Conference ID Number:	13595473
Replay Dial-In (Toll Free):	877-660-6853
Replay Dial-In (International):	201-612-7415

About Repros Therapeutics Inc. ®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, the impact of the studies on the Androxal® label and the commercial potential of Androxal® and the timing of the Company's expected filing of an NDA for Androxal®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com